CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-150374), of our report dated July 15, 2008, with respect to the financial statements of Angelo, Gordon Acquisition Corp., and to the reference to our Firm under the caption ‘‘Experts’’ in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 15, 2008